EXHIBIT 21

                            REGISTRANT'S SUBSIDIARIES

The following table sets forth, at March 30, 2000, the Registrant's significant operating subsidiaries and other associated companies and their respective incorporation jurisdictions. The Registrant owns 100% of the voting securities of each of the subsidiaries listed below. There are no subsidiaries not listed in the table, which would, in the aggregate, be considered significant.

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                                                                                      STATE OF
     ACTIVE SUBSIDIARIES:                                                            INCORPORATION

     Distribution:
     A&C Distributors, Inc. (d/b/a Comfortmaker Distribution)                           Florida
     Air Supply, Inc.                                                                   California
     Air Systems Distributors, Inc.                                                     Florida
     Ambient Air, Inc.                                                                  Texas
     Atlantic Air, Inc.                                                                 Texas
     Baker Distributing Co.                                                             Florida
     Central Air Conditioning Distributors, Inc.                                        North Carolina
     Coastline Distribution, Inc.                                                       Florida
     Comfort-Aire Distributors, Inc.                                                    Florida
     Comfort Cooling Supply, Inc.                                                       California
     Comfort Supply, Inc.                                                               Delaware
     Coolnet, Inc.                                                                      Texas
     CP Distributors, Inc. (d/b/a Central Plains Distributing
          and Comfort Products Distributing)                                            Florida
     Gemaire Distributors, Inc.                                                         Florida
     GMC Distributors (d/b/a Kingairc)                                                  Tennessee
     H.B. Adams Distributors, Inc.                                                      Florida
     Heat, Inc.                                                                         New Hampshire
     Heating & Cooling Supply, Inc.                                                     California
     Homans Associates, Inc.                                                            Massachusetts
     Kaufman Supply, Inc.                                                               Delaware
     NSI Supply, Inc.                                                                   Nevada
     Superior Supply Company, Inc.                                                      Kansas
     Superior Supply Company of Oklahoma, Inc.                                          Kansas
     Three States Supply Company, Inc.                                                  Tennessee
     Watsco Investments I, Inc.                                                         Florida
     Watsco Investment II, Inc.                                                         Florida
     Weathertrol Supply Company                                                         North Carolina
     William Wurzbach Co. Inc.                                                          California
     WSO Distributors, LLC                                                              Nevada

     Personnel Services:
     Dunhill Personnel System of New Jersey, Inc.                                       New Jersey
     Dunhill Staffing Systems, Inc.                                                     Delaware
     Dunhill Staffing Systems of Milwaukee, Inc.                                        Wisconsin
     Dunhill Temporary Systems, Inc.                                                    New York
     Dunhill Temporary Systems of Indianapolis, Inc.                                    Indiana
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